PROMISSORY NOTE
Dated and Effective as of
$120,000,000                                                                                                                                                                                                                                                                                                                                                April 3, 2006

Loan No. 70-6-106-306

FOR VALUE RECEIVED, the undersigned (collectively, “Borrower”) promise to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender,” which shall also mean successors and assigns who become holders of this Note), at 2200 Ross Avenue, Suite 4900-E, Dallas, Texas 75201, the principal sum of One Hundred Twenty Million Dollars ($120,000,000) (“Loan”) together with interest on the unpaid balance thereof from and including the Funding Date until and including the date paid in full. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Instrument (defined below).

1.  DEFINITIONS.

(a)  “Allocated Loan Amount” shall have the meaning set forth in Exhibit A attached hereto and by this reference made part hereof.

(b)  “Balance” shall mean the unpaid principal amount of the Loan which is outstanding and unpaid from time to time.

(c)  “Business Day” with respect to any date, shall mean any day other than a Saturday, Sunday, a legal holiday or other day on which commercial banks in the State in which the Mortgaged Property is located, or the State where payments made by Borrower are received, are authorized or required to close. All references in this Note to a “day” or “date” shall be to a calendar day unless specifically referred as a Business Day.

(d)  “Cash Trap Period” shall have the meaning set forth in Section 26 below.

(e)  “Daily Charge” shall have the meaning set forth in Section 3(a) below.

(f)  “Debt Service Coverage Ratio” shall mean the ratio as reasonably determined by Lender obtained by dividing NOI by the TADS.

(g)  “Default Rate” shall mean a rate of interest per annum equal to the lesser of (i) the maximum rate allowed to be charged by Lender under applicable law, or (ii) the greater of (1) the sum of the Interest Rate plus five percent (5%), or (2) the sum of the Prime Rate plus five percent (5%).

(h)  “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

(i)  “Documents” shall mean, collectively, the Documents as defined in the Instrument.

(j)  “Due Date” shall mean each date that a payment of interest and/or principal is due and payable under this Note.

(k)  “Event of Default” shall have the meaning set forth in the Instrument.

(l)  “Excess Amount” shall have the meaning set forth in Section 6 below.

(m)  “Exculpated Parties” shall have the meaning set forth in Section 9 below.

(n)  “Funding Date” shall mean the date of the first disbursement of the Loan.

(o)  “Guarantor” shall mean collectively CNL Hospitality Partners, LP, a Delaware limited partnership and Hilton Hotels Corporation, a Delaware corporation.

(p)  “Hotel Franchise Agreements” shall have the meaning set forth in Section 9 below.

(q)  “Individual Loan” shall have the meaning set forth in Exhibit A attached hereto.

(r)  “Individual Property” shall have the meaning set forth in Exhibit A attached hereto.

(s)  “Initial Interest Payment” shall have the meaning set forth in Section 2(d) below.

(t)  “Instrument” shall mean collectively the Deeds of Trust and Mortgages of even date herewith between Borrower and Lender that are listed on Exhibit A attached hereto and by this reference made a part hereof.

(u)  “Interest Only Period” shall mean the period commencing on the Funding Date to April 5, 2006.

(v)  “Interest Rate” shall mean a fixed rate of interest per annum of five and four hundred seventy one-thousandths percent (5.470%)

(w)  “Late Charge” shall have the meaning set forth in Section 3(a) below.

(x)  “Loan” shall mean the loan evidenced by this Note.

(y)  “Loan Principal” shall have the meaning set forth in Section 27.

(z)  “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Mortgaged Property to (ii) the fair market value of the Mortgaged Property as reasonably determined by Lender.

(aa)  “Low DSCR Period” shall have the meaning set forth in Section 26 below.

(bb)  “Management Agreements” shall mean collectively, the Management Agreement dated September 27, 2001, Owner Agreement dated September 27, 2001 and Recognition Agreement dated April 3, 2006 respecting the PH Property; the Management Agreement dated September 27, 2001 and Owner Agreement dated September 27, 2001 respecting the AH Property; the Management Agreement dated September 17, 2001, Owner Agreement dated September 17, 2001 and Recognition Agreement dated April 3, 2006 respecting the CM Property; and the Management Agreement dated September 6, 2001, Owner Agreement dated September 6, 2001 and Recognition Agreement dated April 3, 2006 respecting the HMA Property.

(cc)  “Management SNDAs” shall mean collectively, the Manager’s Consent, Subordination of Management Agreement, and Non-Disturbance Agreement dated of even date herewith respecting the PH Property; the Manager’s Consent, Subordination of Management Agreement, and Non-Disturbance Agreement dated of even date herewith respecting the AH Property; the Manager’s Consent, Subordination of Management Agreement, and Non-Disturbance Agreement dated of even date herewith respecting the CM Property; and the Manager’s Consent, Subordination of Management Agreement, and Non-Disturbance Agreement dated of even date herewith respecting the HMA Property.

(dd)  “Maturity” shall mean the Maturity Date or such earlier date that the Obligations are due and payable by acceleration by Lender as provided in the Documents.

(ee)  “Maturity Date” shall mean April 5, 2011.

(ff)  “Maximum Rate” shall have the meaning set forth in Section 6 below.

(gg)  “Monthly Payment Amount” shall mean from and including the First Payment Date through the Maturity Date, the monthly amount due under this Note for principal payments and interest on the Balance hereof, at the Applicable Rate, accrued and unpaid under this Note.

(hh)  “Mortgaged Property” as used in this Note shall mean, collectively, the Property as defined in the Instrument, together with any real or personal property securing, in whole or in part, this Note and/or the Obligations, including, without limitation, all Lessee Collateral (as defined in the Lessee Security Agreements executed by the Affiliate Operating Lessee).

(ii)  “NOI” shall mean the gross annual income realized from operations of the Mortgaged Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period, including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, franchise fees, such amounts as are required under the Management Agreements and Hotel Franchise Agreements for FF&E reserves, but not less than 4.0% of annual gross revenue, real estate and other taxes (on a fully-assessed basis), assessments and insurance, but excluding deduction for FF&E replacements, capital expenditures, federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross income shall be based on the cash actually received for the preceding twelve (12) months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by appropriate officers of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender.

(jj)  “Obligations” shall have the meaning set forth in the Instrument.

(kk)  “Operating Leases” shall mean collectively, the Amended and Restated Lease Agreement respecting the PH Property dated April 3, 2006, entered into by PH Hotel Partners, LP, as Landlord, and Operating Lessee, as Tenant; the Amended and Restated Lease Agreement respecting the AH Property dated April 3, 2006, entered into by AH Hotel Partners, LP, as Landlord, and Operating Lessee, as Tenant; the Amended and Restated Lease Agreement respecting the HMA Property dated April 3, 2006, entered into by HMA Hotel Partners, LP, as Landlord, and Operating Lessee, as Tenant; and the Amended and Restated Lease Agreement respecting the CM Property dated April 3, 2006, entered into by CM Hotel Partners, LP, as Landlord, and Operating Lessee, as Tenant.

(ll)  “Operating Lessee” shall mean AH Tenant Corporation, a Delaware corporation.

(mm)  “Person” shall have the meaning set forth in the Instrument.

(nn)  “Prepayment Amount” shall mean the amount of the Balance prepaid on a Prepayment Date.

(oo)  “Prepayment Date” shall mean any date, prior to the Maturity Date, upon which all or any portion of the Balance is prepaid.

(pp)  “Prepayment Premium” shall mean the Prepayment Premium calculated in accordance with Section 5.

(qq)  “Present Value of the Loan” shall be determined by Lender by discounting all scheduled payments of principal and interest remaining to maturity of the Loan, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a monthly Due Date, the actual number of days remaining from the Prepayment Date to the next monthly Due Date will be used to discount within this period.

(rr)  “Prime Rate” shall mean the prime rate published in the Wall Street Journal on the first Business Day after a default occurs under the Document and on the first Business Day of every calendar month thereafter.

(ss)  “Principal Payment Amount” shall have the meaning set forth in Section 15 below.

(tt)  “Release” shall have the meaning set forth in Section 15 below.

                                (uu)  “Release Price” shall have the meaning set forth in Section 15 below.

(vv)  “Released Property” shall have the meaning set forth in Section 15 below.

(ww)  “Replaced Property” shall have the meaning set forth in Section 16 below.

(xx)  “Security Deposit” shall have the meaning set forth in Section 9 below.

(yy)  “Stabilized DSCR Period” shall have the meaning set forth in Section 26 below.

(zz)  “Substitute Property” shall have the meaning set forth in Section 16 below.

(aaa)  “Substitution” shall have the meaning set forth in Section 16 below.

(bbb)  “TADS” shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Mortgaged Property.

(ccc)  “Termination Fee” shall have the meaning set forth in Section 9 below.

(ddd)  “Treasury Rate” shall mean the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

2.	COMPUTATION OF INTEREST; PAYMENT OF PRINCIPAL AND INTEREST.

(a)  Computation of Interest. Except as otherwise provided herein, the outstanding Balance shall bear interest at the Interest Rate from the Funding Date through and including the date the Loan is paid in full. Interest on the Balance shall be computed hereunder on the basis of a three hundred sixty (360) day year based upon twelve (12) 30-day months for each full calendar month, except that interest due and payable for a period of less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

(b)  Payments. Principal and interest payments on the Balance shall be paid by Borrower in arrears in sixty (60) monthly installments of $734,756.64 commencing on May 5, 2006, and continuing on the fifth (5th) day of each succeeding month until the entire Balance, if not sooner paid, is due and payable in full on April 5, 2011. Following the Interest Only Period, the monthly payments of principal due hereon shall be calculated by Lender on the basis of a three hundred (300) month amortization schedule commencing April 5, 2006, and the Interest Rate.

(c)  Balloon Payment. The amortization period used to calculate the monthly payment does not fully amortize the Balance of the Loan evidenced by this Note during the term of the

(d)  Loan, and, therefore, in addition to the monthly payment of principal and interest, a balloon payment of the Balance will be due and payable at Maturity.

(e)  Initial Interest. Interest calculated at the Interest Rate on the Balance from and including the Funding Date to and including April 4, 2006, shall be due and payable in advance on the Funding Date (“Initial Interest Payment”).

(f)  Maturity. The entire Obligations shall be due and payable on the Maturity Date.

3.  LATE PAYMENT AND DEFAULT INTEREST.

(a)  Late Charge. If any payment due under the Documents is not fully paid by its Due Date, a charge of $600.00 per day (the “Daily Charge”) shall be assessed for each day that elapses until payment in full is made (including the date payment is made); provided, however, that if any such payments, together with all accrued Daily Charges, are not fully paid by the fourteenth (14th) day following their Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payments or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b)  Acceleration. Upon an Event of Default, including, without limitation, a breach of Section 5.01 of the Instrument, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium and all other Obligations immediately due and payable in full, without further presentment, demand, protest or notice of any kind.

(c)  Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate.

4.  APPLICATION OF PAYMENTS. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any Prepayment Premium due; (c) to interest on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

5.  PREPAYMENT. Subject to payment of the premium referred to below and all accrued interest and other sums due under the Loan, if any, Borrower shall have the right to prepay all or part of the outstanding Balance on any date, upon giving not less than thirty (30) days prior written notice to Lender of its intention to prepay. Borrower shall have the right to revoke a notice of prepayment given to Lender, which right shall not be exercisable by Borrower more than two (2) times during the term of the Loan.

If the Loan is prepaid for any reason, whether voluntarily or involuntarily, including any prepayment after acceleration by Lender upon a default by Borrower under the Documents, but excluding any prepayment from casualty or condemnation proceeds in accordance with the Documents, Borrower shall pay a prepayment premium (the “Prepayment Premium”) equal to the greater of:

(1)
the product of (A) 1% of the principal amount of the Balance being prepaid multiplied by (B) the quotient of (x) the number of full months remaining to the Maturity Date as of the Prepayment Date divided by (y) the number of full months comprising the term of the Loan; or

(2)	an amount equal to the Present Value of the Loan less the sum of the Prepayment Amount being prepaid and the unpaid accrued interest on the Loan, if any, calculated as of the Prepayment Date.

Lender shall notify Borrower of the amount (to be determined as of the Prepayment Date) and basis of determination of the Prepayment Premium. On the Prepayment Date, Borrower shall pay to Lender the Prepayment Premium together with the Prepayment Amount being prepaid and all accrued interest and other sums due under the Loan. Lender shall not be obligated to accept any prepayment of the Balance unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan. Borrower agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving the Prepayment Premium. Notwithstanding the foregoing, no Prepayment Premium will be due if the Loan is prepaid during the last ninety (90) days of the Loan term.

Borrower acknowledges that (i) the Prepayment Premium represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender due to the payment of any Prepayment Amount; and (ii) the Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid hereunder or under the other Documents.

BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PAYMENT OF THE PREPAYMENT PREMIUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND AGREES THAT IF FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, WHETHER VOLUNTARILY, INVOLUNTARILY (BUT EXCLUDING ANY PREPAYMENT FROM CASUALTY OR CONDEMNATION PROCEEDS IN ACCORDANCE WITH THE DOCUMENTS) OR UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER, THEN MAKER SHALL PAY THE PREPAYMENT PREMIUM CALCULATED PURSUANT TO THIS SECTION 5. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

PH BORROWER’S INITIAL: ____________________

AH BORROWER’S INITIAL: ____________________
HMA BORROWER’S INITIAL: ____________________

CM BORROWER’S INITIAL: ____________________

6.  NO USURY. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount which cannot be so credited.

7.  SECURITY AND DOCUMENTS INCORPORATED. This Note is the Note referred to in and secured by, inter alia, the Instrument. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

8.  TREATMENT OF PAYMENTS. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender’s option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

9.  LIMITED RECOURSE LIABILITY. Except to the extent set forth in Paragraph 9 and Paragraph 10 of this Note, none of Borrower or any general or limited partners of Borrower (collectively, the “Exculpated Parties”) shall have personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Mortgaged Property (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES AND GUARANTOR (pursuant to a separate guaranty agreement) SHALL HAVE PERSONAL LIABILITY FOR:

(a)  any indemnities and guaranties set forth in the Documents (including, the indemnities in the Documents respecting Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, as amended, hazardous substances, and ERISA;

(b)  except only to the extent that Borrower is prevented from accessing operating cash to pay taxes and assessments as a result of the operation of Lender’s cash management or control of the Mortgaged Property by a receiver, any assessments and taxes (accrued and/or payable) with respect to the Mortgaged Property in excess of the actual amount of reserves specifically held by Lender therefor;

(c)  any security deposits, prepaid rents, or prepaid expenses paid by tenants or guests that are (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) not turned over to a receiver or trustee for the Mortgaged Property after appointment, or (iii) not applied in accordance with the applicable Management Agreement, the applicable Lease (defined in the Instrument), or otherwise in accordance with Lender’s cash management;

(d)  any insurance proceeds paid by insurers or condemnation awards issued that are not turned over to Lender or used in compliance with the Documents;

(e)  any Affiliate Operating Lease or other Major Lease is entered, terminated or materially modified without Lender's prior written consent (and Lender's consent was required under the Documents);

(f)  waste of the Mortgaged Property;

(g)  any rents or other income from the Mortgaged Property received by any Exculpated Party or any tenant under an Operating Lease after a default under the Documents and not otherwise applied to the indebtedness under the Note, or to the current (not deferred or capital) operating expenses of the Mortgaged Property in accordance with the Management Agreements and Manager SNDAs (including cash management provisions required by Lender); PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any Exculpated Party except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) fees and reimbursements payable to Managers under the Management Agreements relating to the Mortgaged Property;

(h)  Borrower’s failure to maintain any letter of credit, if any, required under the Documents or otherwise in connection with the Loan;

(i)  any security deposit (a “Security Deposit”) cashed or applied, or any termination fee, cancellation fee or any other fee (collectively, a “Termination Fee”) paid (x) in connection with a Lease (defined in the Instrument) termination, cancellation or expiration within six (6) months prior to or after a default under the Documents, (y) which is greater than one month’s base rent for the Lease to which the Security Deposit and/or Termination Fee applies, and (z) which is not paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (1) tenant improvements, and/or (2) market leasing commissions, and/or (3) or otherwise applied in accordance with the Management Agreements and Manager SNDAs (including cash management provisions required by Lender);

(j)  following a default under the Documents, all attorneys’ fees, including allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if

Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender’s enforcement actions; provided, however, that if in such action Borrower successfully proves that a default under the Documents did not occur, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses;

(k)  except only to the extent that Borrower is prevented from accessing operating cash to pay such fees, costs, expenses, penalties and other sums as a result of the operation of Lender’s cash management or control of the Mortgaged Property by a receiver, all fees, costs, expenses, penalties and other sums (accrued and/or payable) relating to any hotel franchise agreements, whether evidenced in a separate franchise agreement or as part of a Management Agreement affecting the Mortgaged Property and any related software and/or hardware licensing, communications and technical support agreements (collectively, "Hotel Franchise Agreements");

(l)  all fees, costs, expenses and other sums payable in connection with assuming Borrower's rights and interest under any Hotel Franchise Agreements upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof;

(m)  all fees, costs, expenses and other sums payable on account of any voluntary termination of any Hotel Franchise Agreements by Borrower or any of the Exculpated Parties without Lender's prior written consent, as required under the Documents;

(n)  all fees, costs, expenses and other sums payable in connection with reinstating any Hotel Franchise Agreements following a voluntary termination of the same by Borrower or any of the Exculpated Parties without Lender's prior written consent, as required under the Documents, upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof; and

(o)  any security or other deposits for conventions, banquets or catering, or the booking of guest rooms (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) not turned over to a receiver or trustee for the Mortgaged Property after his/her appointment, or (iii) not applied in accordance with the applicable Management Agreement, the applicable booking agreement/reservation, or otherwise in accordance with Lender’s cash management.

(p)  fees, costs, expenses and other sums incurred by Lender on account of any material negligent misrepresentation by any of the Exculpated Parties in connection with the Mortgaged Property, the Documents, the Application, or any other aspect of the Loan; and

(q)  if the Mortgaged Property or any part thereof shall become an asset in an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing, any fees, costs, expenses and other sums incurred by Lender as a result of such filing; provided, however, that this subsection (q) shall not apply if an involuntary bankruptcy is filed by Lender or due to Lender not allowing payment of normal operating expense payables for the Mortgaged Property from otherwise available Mortgaged Property gross revenues.

10.  FULL RECOURSE LIABILITY. Notwithstanding the provisions of Paragraph 9 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for the Obligations if:

(a)  there shall be any breach or violation of the Due on Sale or Encumbrance sections of any Instrument; or

(b)  there shall be any fraud or intentional misrepresentation by any of the Exculpated Parties in connection with the Mortgaged Property, the Documents, the Loan application executed by Borrower in connection with the Loan, or any other aspect of the Loan; or

(c)  the Mortgaged Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing.

Notwithstanding the foregoing, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for the applicable Allocated Loan Amount respecting the Individual Property located in California and all obligations set forth in the Documents respecting that Individual Property if, pursuant to the provisions of Section 726.5 of the California Code of Civil Procedure and related sections, that Individual Property is determined to be “environmentally impaired” and Lender, in its sole discretion, elects to waive its lien with respect to that Individual Property only and, in so doing, to exercise the all rights and remedies permitted by law accorded to a creditor unsecured by California real property.

11.  JOINT AND SEVERAL LIABILITY. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

12.  JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN, THE DOCUMENTS, THE MORTGAGED PROPERTY OR THE RELATIONSHIP OF LENDER AND BORROWER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND THE UNITED STATES DISTRICT COURTS LOCATED IN THE STATE OF FLORIDA, (B) AGREES THAT THE EXCLUSIVE VENUE FOR JUDICIAL REFERENCE PROCEEDINGS PURSUANT TO SECTION 13(b) BELOW SHALL BE THE COUNTY OF ORANGE FLORIDA, AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE FUNDING DATE, FULL REPAYMENT OR ANY EARLIER TERMINATION, OF THE DOCUMENTS OR ANY DOCUMENT.

13.  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, EACH BORROWER, AND LENDER, BY LENDER’S ACCEPTANCE HEREOF, HEREBY AGREES TO, AND DOES, WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN, THIS NOTE, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT

BETWEEN THE PARTIES RELATING TO THE LOAN, THE DOCUMENTS, THE MORTGAGED PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES (EACH A “DISPUTE,” AND COLLECTIVELY, ANY OR ALL, THE “DISPUTES”) OF ANY KIND WHATSOEVER THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN, THIS NOTE, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THE LOAN, THIS NOTE, THE DOCUMENTS, THE MORTGAGED PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS NOTE AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO BE BOUND BY AND RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

PH BORROWER’S INITIAL: __________

AH BORROWER’S INITIAL: __________

HMA BORROWER’S INITIAL: __________

CM BORROWER’S INITIAL: __________

14.  ONE TIME TRANSFER. Commencing twelve (12) months after the Funding Date and notwithstanding Section 5.01 of the Instrument, and so long as there is no default under the Documents (or event which with the passage of time or the giving of notice or both would be a default), Lender agrees, upon thirty days prior written request, to consent to the original Borrower’s one transfer of the entire Mortgaged Property, or 100% of the direct equity in Borrowers, or 100% of any entity that indirectly owns 100% of the equity in Borrowers, if:

(a)  the proposed transferee of the Mortgaged Property (or equity interests in Borrower, as applicable) is a person which, in the judgment of Lender, has financial capability and creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than Borrower and the Borrower’s principals, or otherwise satisfactory to Lender, sufficient to perform Borrower’s obligations under the Documents, and, it being understood, without limiting the foregoing, that the proposed transferee shall not be acceptable if (A) upon assumption of the Loan, such transferee’s, its affiliates’, or related entities’ credit obligations shall exceed Lender’s individual or related borrower limits as established by Lender from time to time in its sole discretion or (B) the proposed transferee is related to Lender or advised by Lender or any affiliate of Lender;

(b)  at the time of transfer the Loan to Value Ratio does not exceed 55%;

(c)  Borrower pays Lender a non-refundable servicing fee of $15,000 at the time of the request and an additional fee equal to 1/2 of 1% of the outstanding Balance at the time of the transfer less the amount of the non-refundable servicing fee paid to Lender;

(d)  at Lender's option, Lender's title policy is endorsed to verify the first priority of the Documents at Borrower's expense;

(e)  the Debt Service Coverage Ratio is at least 1.50 to 1.00 for the preceding twelve (12) month period and Lender receives satisfactory evidence that this Debt Service Coverage Ratio is projected to be maintained for the next succeeding twelve (12) months;

(f)  the transferee expressly assumes all obligations under the Documents and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender, and a guarantor, acceptable to Lender, executes a guaranty and indemnities (pursuant to documents satisfactory in form and substance to Lender) with respect to all of the obligations under Sections 9 and 10 of this Note and Sections 3.11, 3.12, 8.04 and of the Instrument 8.05 (and upon the execution and delivery of all assumptions, indemnities, replacement guaranties and certificates required by Lender, Guarantor will be released of obligations relating to events occurring subsequent to the date of transfer);

(g)  Lender reasonably approves the form and content of all transfer documents, and Lender is furnished with a certified copy of the recorded transfer documents;

(h)  the transferee complies with and delivers the ERISA certification and indemnification agreement described in the Instrument;

(i)  Borrower shall provide a copy of (A) the purchase and sale agreement (and all amendments thereto) for the Mortgaged Property at the time of the transfer request or, if not then in effect, within five (5) days of execution, (B) all amendments to the purchase and sale agreement after delivery of said agreement to Lender, and (C) a fully executed closing statement upon closing of the transfer;

(j)  The transferee shall sign and deliver Lender’s then current credit certification at the time of the request, which shall include a representation that the transferee and all persons or entities holding any legal or beneficial interest whatsoever in the transferee are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended; and

(k)  Borrower or the transferee pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all legal (for Lender’s outside or special counsel), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

(l)  The transfer is approved by all applicable franchisors under Hotel Franchise Agreements.

This Section 14 shall be personal to the original Borrower under the Loan, and no transferee shall have any rights under this Section 14.

15.  PARTIAL RELEASE. Upon not less than forty-five (45) days prior written notice from Borrower, Lender would permit the release (a “Release”) of either (i) any single Individual Property, or (ii) the following two Individual Properties together: Embassy Suites Portland, Portland, OR and Hilton Suites Auburn Hills, Auburn Hills, MI, from the lien of the Documents (as applicable, “Released Property”), upon the satisfaction (as determined by Lender in its sole discretion) of all of the terms and conditions set forth below. Borrower may exercise the foregoing Release at one time by releasing the two Released Properties identified above in (ii), or on two occasions by releasing one Released Property on each Release occasion.

(a)  At the time of the request and the time of the proposed Release, there shall exist no Cash Trap Period, or monetary default, or other uncured Event of Default under the Documents;

(b)  Any such request may be made no sooner than twelve (12) months after the Funding Date, and such written request must be received no later than twelve (12) months prior to the Maturity Date;

(c)  Borrower shall have paid to Lender the “Release Price” equal to (i) 115% of the outstanding principal balance of the Allocated Loan Amount of the Released Property (such amount shall herein be called the “Principal Payment Amount”) plus (ii) the applicable Prepayment Premium (based on the Principal Payment Amount) plus (iii) all accrued interest with respect to Individual Loan applicable to the Released Property and all accrued and unpaid charges with respect to the Loan;

(d)  The Principal Payment Amount shall be applied to pay in full the principal balance due with respect to the Individual Loan applicable to the Released Property, and Lender, in its discretion, shall apply, subject to (e) above, the portion of the Principal Payment Amount which is in excess of the then outstanding principal balance of the Individual Loan applicable to the Released Property to one of more of the other Individual Loans applicable to the other Individual Properties;

(e)  Lender shall have determined that following the Release, the Debt Service Coverage Ratio calculated with respect to the remaining Mortgaged Property (excluding the Released

Property) shall be at least equal to the greater of (i) 1.50 to 1.00 or (ii) the Debt Service Coverage Ratio for the Loan immediately prior to the proposed Release (including the Released Property). In the event the Debt Service Coverage Ratio of the remaining Mortgaged Property (excluding the Released Property) is less than the required level, Lender shall first reallocate the excess Principal Payment Amount to reduce the deficiency if sufficient but then, if not, Borrower shall have the right, subject to payment of the applicable Prepayment Premium calculated in accordance with the provisions set forth in Section 5 of this Note, to pay Lender the amount necessary to increase the Debt Service Coverage Ratio of the remaining Mortgaged Property (excluding the Released Property) to the required level;

(f)  Lender shall have determined that following the Release, the Loan to Value Ratio calculated with respect to the remaining Mortgaged Property (excluding the Released Property), shall not exceed the lesser of (i) fifty-five percent (55%) or (ii) the Loan to Value Ratio of the Mortgaged Property (including the Released Property) immediately prior to the proposed Release. In the event the Loan to Value Ratio of the remaining Mortgaged Property (excluding the Released Property) exceeds the required level, Lender shall first reallocate the excess Principal Payment Amount to reduce the deficiency if sufficient but then, if not, Borrower shall have the right, subject to payment of the Prepayment Premium calculated in accordance with the provisions set forth in Section 5 of this Note, to pay Lender the amount necessary to reduce the Loan to Value Ratio of the remaining Mortgaged Property (excluding the Released Property) to the required level;

(g)  At the time the Borrower makes its written request to Lender for a Release, Borrower shall pay to Lender a non-refundable administrative fee of $15,000. Such non-refundable administrative fee shall be deemed earned by Lender upon its receipt by Lender and shall not be applied to the Principal Payment Amount, the Prepayment Premium, or any other amount due under this provision;

(h)  Whether or not the Release actually closes, Borrower shall pay to Lender all escrow, closing and recording charges and taxes including, but not limited to, the cost of preparing and delivering releases, any re-conveyance documentation and modifications of the Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any out-of-pocket expenses incurred by the Lender in connection with the Release, and any sums then due and payable under the Documents; and

(i)  Such other terms and conditions as Lender shall reasonably require.

16.  PROPERTY SUBSTITUTIONS. Upon not less than sixty (60) days prior written notice from Borrower, Lender shall permit Borrower to substitute (“Substitution”) new properties (“Substitute Property”) for either (i) any single Individual Property, or (ii) the following two Individual Properties together: Embassy Suites Portland, Portland, OR and Hilton Suites Auburn Hills, Auburn Hills, MI (as applicable, “Replaced Property”). Borrower may exercise the foregoing Substitution at one time by substituting the two Replaced Properties identified above in (ii), or on two occasions by substituting one Replaced Property on each Substitution occasion. Borrowers may exercise the foregoing Substitution upon the satisfaction (as determined by Lender in its sole discretion) of all of the following terms and conditions:

(a)  At the time of the request and the time of the proposed Substitution, there shall exist no Cash Trap Period, or monetary default, or other uncured Event of Default under the Documents;

(b)  Any such request may be made no sooner than twelve (12) months after the Funding Date, and such written request must be received no later than twelve (12) months prior to the Maturity Date;

(c)  Substitute Property must be (i) owned, directly or indirectly, in fee and located in the U.S., and (ii) otherwise acceptable to Lender in its reasonable discretion;

(d)  Substitute Property meets Lender’s environmental, title/land use, engineering and other underwriting standards, which shall be consistent with the underwriting standards then employed by Lender;

(e)  The appraised market value and net operating income generated by the Substitute Property are greater than or equal to that of the Replaced Property at the time of substitution, as reasonably determined by Lender;

(f)  Lender shall have determined that following the Substitution, the Debt Service Coverage Ratio calculated with respect to the remaining Mortgaged Property (including the Substitute Property but not the Replaced Property) shall be at least equal to 1.50 to 1.00. In the event the Debt Service Coverage Ratio of the remaining Mortgaged Property (calculated including the Substitute Property but not the Replaced Property) is less than the required level, Borrower shall have the right, subject to payment of the applicable Prepayment Premium calculated in accordance with the provisions set forth in Section 5 of this Note, to pay Lender the amount necessary to increase the Debt Service Coverage Ratio of the remaining Mortgaged Property (excluding the Replaced Property but including the Substitute Property) to the required level;

(g)  Lender shall have determined that following the Substitution, the Loan to Value Ratio calculated with respect to the remaining Mortgaged Property (including the Substitute Property but not the Replaced Property), shall not exceed fifty-five percent (55%). In the event the Loan to Value Ratio of the remaining Mortgaged Property (calculated including the Substitute Property but not the Replaced Property) exceeds the required level, Borrower shall have the right, subject to payment of the Prepayment Premium calculated in accordance with the provisions set forth in Section 5 of this Note, to pay Lender the amount necessary to reduce the Loan to Value Ratio of the remaining Mortgaged Property (excluding the Released Property but including the Substitute Property) to the required level;

(h)  At the time the Borrower makes its written request to Lender for a Substitution, Borrower shall pay to Lender a non-refundable administrative fee equal to the greater of ½ of 1% of the allocable loan amount of the Substitute Property or $50,000. Such non-refundable administrative fee shall be deemed earned by Lender upon its receipt by Lender and shall not be applied to the Principal Payment Amount, the Prepayment Premium, or any other amount due under this provision;

(i)  Lender receives a first mortgage lien on and security interests (which shall be cross-collateralized with the liens on other properties securing the Loan for which substitution is sought) relating to such Substitute Property and receives such title insurance as Lender may reasonably require;

(j)  Whether or not the Substitution actually closes, Borrower shall pay to Lender all escrow, closing and recording charges and taxes including, but not limited to, the cost of preparing and delivering substitutions, any re-conveyance documentation and modifications of the Documents, including legal fees and costs, an MAI Appraisal, the cost of any title insurance endorsements that Lender may require, any expenses incurred by the Lender in connection with the Substitutions, and any sums then due and payable under the Documents; and

(k)  Such other terms and conditions as Lender shall reasonably require.

17.  GOVERNING LAW. This Note shall be deemed entered into in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida.

18.  TRANSFERS BY LENDER. This Note or any interest in this Note and the Documents may be hypothecated, transferred or assigned by Lender without the prior consent of Borrower.

19.  AMENDMENT. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

20.  SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

21.  TIME. Time is of the essence with respect to each and every term and provision of this Note.

22.  NOTICES. All notices or other written communication under this Note shall be given in accordance with and governed by Section 9.02 of the Instrument.

23.  LENDER’S RIGHTS; NO WAIVER BY LENDER. The rights, powers and remedies of Lender under this Note shall be in addition to all rights, powers and remedies given to Lender under the Documents and any other agreement or document securing or evidencing the Obligation or by virtue of any statute or rule of law, including the Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Lender’s sole discretion without impairing Lender’s security interest, rights or available remedies. Any forbearance, failure or delay by Lender in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender. Borrower waives any right to require Lender to proceed against any Person or to exhaust all or any part of the Mortgaged Property or to pursue any remedy in Lender’s power.

24.  BORROWER’S WAIVERS. Borrower and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether

25.   made to or in favor of Borrower or any other person or persons. Borrower and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Borrower or any such endorsers, to the fullest extent permitted by law.

26.  ATTORNEYS’ FEES. Borrower agrees to pay all costs, including reasonable attorneys’ fees and expenses (including court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), incurred by Lender in enforcing payment or collection of this Note or the terms of any Document, whether or not suit is filed.

27.  CASH MANAGEMENT. During a Cash Trap Period, Borrower (and if reasonably required by Lender, tenants under Operating Leases and Managers) shall enter into cash management and bank agreements reasonably acceptable to Lender, all in form and substance substantially similar to the cash management and bank agreements Lender is then currently using in comparable transactions and subject to the terms of the Management Agreements and the Manager SNDAs. All documents and agreements evidencing the cash management shall be executed, delivered and become effective within not more than sixty (60) days following Lender’s initial request for cash management; and shall require all Gross Revenue (defined in the Management Agreements) to be deposited into certain, identified Operating Accounts (defined in the Manager SNDAs) approved by Lender. The identified Operating Accounts shall be pledged to Lender and shall be governed and controlled by bank account control agreements satisfactory to Lender. The funds deposited into the controlled Operating Accounts shall be disbursed from those Operating Accounts to enable Manager to make the required payments and reimbursements of operating expenses and fees as set forth in the Management Agreements, provided that during the pendency of a Cash Trap Period, at Lender’s election, in its sole discretion, all payments that are to be made to Operating Lessee or Borrower under the Management Agreements (including, without limitation, in Section 7.02 of the Management Agreements, Owner’s Priority Return, and any rent payments under the Operating Leases) shall be made to Lender or otherwise pursuant to the cash management agreements, and, during any Cash Trap Period arising as a result of an Event of Default, Lender may, subject to the provisions of the cash management agreements, change and adjust the priority of such payment obligations.

For purposes of this provision, the a “Cash Trap Period” shall commence (i) upon the occurrence of an Event of Default under the Documents, as determined by Lender, in its sole discretion, and/or (ii) upon the occurrence of a Low DSCR Period, and a Cash Trap Period shall terminate at such time as (i) the Loan is current and there exists no Event of Default or other occurrence or event that with the giving of notice or the passage of time, or both, could constitute an Event of Default under the Documents, as determined by Lender, in Lender’s sole discretion, and (ii) a Stabilized DSCR Period has occurred. For purposes hereof the term “Low DSCR Period” shall mean a period of two (2) consecutive fiscal quarters during the term of the Loan during which the Debit Service Coverage Ratio is 1.20 or less, as reasonably determined by Lender. For purposes hereof the term “Stabilized DSCR Period” shall mean a period of two (2) consecutive fiscal quarters during the term of the Loan during which the Debit Service Coverage Ratio is 1.40 or more, as reasonably determined by Lender. Any failure by Borrower to discharge, satisfy and comply strictly with the obligations of this section and the cash management obligations shall constitute an immediate, material Event of Default under the Documents. Implementation of cash management shall not, by itself, constitute a cure or waiver of any default or Event of Default under the

Documents.

27. GUARANTY WAIVERS. If, and to the extent, any Borrower is deemed to be a surety or guarantor for any other Person or entity liable for all or any portion of the Obligations (a "Loan Principal"), the provisions of this Section 27 shall apply in all respects necessary to protect Lender and the liens and security interests created by or pursuant to the Documents:

(a) No Suretyship Defenses. The Documents and the liability of any Borrower thereunder shall not be diminished or affected as a result of: (i) any lack of validity or enforceability of any of the Documents or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Documents, including changes in the terms of disbursement of the Loan proceeds or repayment thereof, modifications, extensions (including extensions beyond and after the Term) or renewals of payment dates, changes in Interest Rate or the advancement of additional funds by Lender in its discretion; (iii) any exchange, release or nonperfection of any collateral securing the Loan, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; and/or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower in respect to any or all of the Obligations, or any guarantor in respect of its guaranty.

(b) Suretyship Waivers. Each Borrower, to the extent deemed a guarantor or surety under the Documents, waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against a Loan Principal, if any, by the operation of applicable provisions of law or otherwise. Notwithstanding the foregoing, and in addition thereto and without limiting the generality thereof, each Borrower hereby absolutely and irrevocably waives any and all (i) rights which such Borrower may have or may now or hereafter acquire by way of subrogation, reimbursement or indemnity against a Loan Principal by virtue of any payment made under the Documents or otherwise (including any payment made by a Loan Principal) in connection with the Obligations and/or the Mortgaged Property, and (ii) other claims or rights against a Loan Principal relating to the Documents or the Obligations. EACH BORROWER ACKNOWLEDGES THAT, PURSUANT TO THE FOREGOING PROVISIONS, SUCH BORROWER HAS WAIVED, AMONG OTHER SPECIFIC RIGHTS GRANTED TO SUCH BORROWER AT LAW OR IN EQUITY, SUCH BORROWER'S RIGHTS, IF ANY, TO SUBROGATION, REIMBURSEMENT AND/OR INDEMNITY AGAINST A LOAN PRINCIPAL. SUCH WAIVER INCLUDES A WAIVER OF SUCH BORROWER'S RIGHTS THROUGH SUBROGATION, AFTER PAYMENT OF BORROWER'S OBLIGATIONS UNDER THE DOCUMENTS, TO BE SUBSTITUTED IN PLACE OF LENDER WITH RESPECT TO THE OBLIGATIONS OF A LOAN PRINCIPAL SUCH THAT SUCH BORROWER COULD SUCCEED TO LENDER'S RIGHTS, REMEDIES AND/OR SECURITY RELATING TO SUCH OBLIGATIONS AND ASSERT A CLAIM AGAINST A LOAN PRINCIPAL. CERTAIN AUTHORITIES HAVE DETERMINED THAT, IN THE ABSENCE OF AN EFFECTIVE WAIVER, PARTICULAR ACTIONS OF A LENDER THAT IMPAIR OR DESTROY A GUARANTOR'S SUBROGATION RIGHTS COULD PROVIDE A GUARANTOR WITH A

DEFENSE TO THE PAYMENT AND PERFORMANCE OF BORROWER'S OBLIGATIONS UNDER THE DOCUMENTS. BY WAY OF EXAMPLE, BUT NOT LIMITATION, COURTS HAVE HELD THAT, ABSENT AN EFFECTIVE WAIVER, A GUARANTOR MAY BE EXONERATED FROM ITS OBLIGATIONS UNDER A GUARANTY IF A LENDER COMPROMISES OR EXTINGUISHES THE GUARANTOR'S SUBROGATION RIGHTS BY ELECTING TO FORECLOSE NON-JUDICIALLY, BY POWER OF SALE, ON REAL PROPERTY SECURITY THEREBY INVOKING ANY DEFICIENCY BAR UNDER APPLICABLE LAW. EACH BORROWER ACKNOWLEDGES THAT SUCH DEFENSES ARE INAPPLICABLE IN LIGHT OF SUCH BORROWER'S IRREVOCABLE WAIVER OF SUBROGATION, REIMBURSEMENT AND/OR INDEMNITY RIGHTS AGAINST A LOAN PRINCIPAL SET FORTH IN THIS SECTION 27 AND THAT NO ACTION BY LENDER IN ENFORCING ITS RIGHTS AND REMEDIES AGAINST BORROWER, OR ANY OTHER PERSON, OR OTHERWISE, MAY COMPROMISE OR EXTINGUISH SUCH RIGHTS BECAUSE EACH SUCH RIGHT HAS BEEN IRREVOCABLY WAIVED BY THE AFFECTED BORROWER HEREUNDER. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS BEEN NOTIFIED OF THE NATURE OF ALL OF ITS RIGHTS AND DEFENSES AS A GUARANTOR AND HAS KNOWINGLY AND WITH THE ADVICE OF LEGAL COUNSEL WAIVED SUCH RIGHTS AND DEFENSES AS SET FORTH HEREIN. EACH OF THE WAIVERS CONTAINED HEREIN WERE SEPARATELY BARGAINED FOR.

(c) Enforcement. Each Borrower acknowledges that, to the extent it is deemed a guarantor or surety of the Obligations: (i) the obligations hereunder are independent of and in addition to the undertakings of a Loan Principal pursuant to the Documents, any evidence of indebtedness issued in connection therewith, any deed of trust, mortgage or security agreement given to secure the same, any other guaranties given in connection with the Loan, and any other obligations of Borrower to Lender; (ii) a separate action may be brought to enforce the provisions of the Documents whether or not a Loan Principal is a party in any such action; (iii) Lender may at any time, or from time to time, in its sole discretion, (A) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the Obligations, (B) exchange, release and/or surrender all or any collateral security, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with all or any of the Obligations, (C) sell and/or purchase all or any such collateral at public or private sale, or at any broker's board, in the manner permitted by applicable law and after giving any notice which may be required, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by Lender to all or any of the Obligations, and (D) settle or compromise with a Loan Principal, and/or any other Person liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, which may at any time be due or owing to Lender and/or any other person or corporation; and (iv) Lender shall be under no obligation to marshal any assets in favor of Borrower or in payment of any or all of the Obligations.

(d) General Waivers. Each Borrower, to the extent deemed a guarantor or surety under the Documents, hereby waives (i) presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the obligations of a Loan Principal under the Documents and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon Borrower; (ii) any right to require Lender to (A) proceed against a Loan Principal, (B) proceed against or exhaust any security held from a Loan Principal, or (C) pursue any remedy in Lender's power whatsoever; (iii) any defense arising by reason of any disability or other defense of a Loan Principal or by reason of the cessation from any cause whatsoever of the liability of such Loan Principal, other than payment and performance in full of the Obligations; (iv) to the fullest extent permitted by applicable law, all rights and benefits under applicable law purporting to reduce a guarantor's obligations in proportion to the principal obligation; (v) to the fullest extent permitted by applicable law, all rights and benefits under (A) any provision of applicable law purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a sale under any Instrument and any right to a fair value hearing or any fair value limitation or other limitation on liability or a deficiency based upon the fair value of any collateral after a nonjudicial foreclosure of any Instrument, (B) any provision of applicable law providing that no deficiency may be recovered on a real property purchase money obligation, and (C) any provision of applicable law providing that no deficiency may be recovered on a note secured by a deed of trust or mortgage on real property in case such real property is sold under the power of sale contained in such deed of trust or mortgage, and (D) any provision of applicable law provides that there may be but one form of action on an indebtedness secured by real property, if such provisions of law under clauses (A) - (D) above, or any of them, have any application to the Security Instruments, of any of them, or any application to Borrower; (vi) to the fullest extent permitted by law, (A) any defense arising as a result of Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (B) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code, and (C) without limiting the generality of the foregoing or any other provision hereof, all rights, benefits and defenses of suretyship or guaranty which might otherwise be available to any Borrower under applicable law; and (vii) the benefit of any statute of limitations affecting the liability of any Borrower, under any Document, or the enforcement thereof.

(e) Further Waivers. Each Borrower hereby waives all rights and defenses that it may have because the Indebtedness is secured by all of the Mortgaged Property, even though all of the Borrower Parties do not own all of, or have an interest whether direct or indirect in all of the Mortgaged Property. This means, among other things: (i) Lender may collect from Borrower without first foreclosing on all real or personal property collateral pledged by a Loan Principal; (ii) if Lender forecloses on any real property collateral pledged by a Loan Principal: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and/or (B) Lender may collect from Borrower, even if Lender, by foreclosing on the real property collateral, has destroyed any right a Borrower may have to collect from a Loan Principal. This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because a Loan Principal's obligations are secured by real property. These rights and defenses include any rights or defenses based upon any anti-deficiency and one-action rules under applicable law. Each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against a Loan Principal any one or more Borrower by the operation of applicable law or otherwise.

(f) Borrower Warranties and Representations. Each Borrower warrants and represents that, to the extent deemed a guarantor or surety of the Obligations, or any of them, (i) the Documents are executed at the Loan Principal's request, (ii) Lender has made no representation to such Borrower as to the creditworthiness of any Loan Principal, and (iii) such Borrower assumes the responsibility for keeping informed of the financial condition of each Loan Principal and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations, and Lender shall have no duty to advise such Borrower of any information known to Lender regarding any such financial condition or circumstance. Each Borrower hereby irrevocably waives any defense which, absent this waiver, such Borrower would have that Borrower's obligations under the Documents could be exonerated based upon Lender's failure to inform such Borrower of the existing or ongoing financial condition of any Loan Principal, or of any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Each Borrower warrants and represents that each of the waivers set forth herein is made with such Borrower's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable. If any of such waivers are determined to be contrary to any applicable law, such waivers shall be effective only to the extent permitted by law.

(g) Obligations as Surety Additional Obligations. To the extent a Borrower is deemed a guarantor or surety of any or all of the Obligations, the obligations of such Borrower hereunder shall be in addition to any obligations of such Borrower under any other guaranties of the Obligations and/or any obligations of a Loan Principal or any other Persons heretofore given or hereafter to be given to Lender, and Documents shall not affect or invalidate any such other guaranties.

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(Signature pages follow)

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

PH HOTEL PARTNERS, LP, a Delaware limited partnership
By: PH HOTEL GP, LLC, a Delaware limited liability company Its: General Partner
By: /s/ John X. Brady, Jr. Name: John X. Brady, Jr. Title: Vice President
AH HOTEL PARTNERS, LP, a Delaware limited partnership
By: AH HOTEL GP, LLC a Delaware limited liability company Its: General Partner
By: /s/ John X. Brady, Jr. Name: John X. Brady, Jr. Title: Vice President
HMA HOTEL PARTNERS, LP, a Delaware limited partnership
By: HMA HOTEL GP, LLC, a Delaware limited liability company Its: General Partner
By: /s/ John X. Brady, Jr. Name: John X. Brady, Jr. Title: Vice President
CM HOTEL PARTNERS, LP, a Delaware limited partnership
By: CM HOTEL GP, LLC, a Delaware limited liability company Its: General Partner
By: /s / John X. Brady, Jr. Name: John X. Brady, Jr. Title: Vice President

Exhibit A

“Allocated Loan Amount” shall mean,
with respect to the Portland Property: $24,300,000;
with respect to the Auburn Hills Property: $11,800,000;
with respect to the Miami Airport Property: $43,300,000; and with respect to the Costa Mesa Property: $40,600,000.

“Individual Loan” shall mean, as the context requires, the portion of the Loan, the Obligations and the Documents related to the separate Allocated Loan Amount for each of the separate Individual Properties.

“Individual Property” shall mean, as the context requires, the Embassy Suites Portland Downtown (“Portland Property”), or the Hilton Suites Auburn Hills (“Auburn Hills Property”), or the Hilton Miami Airport Towers (“Miami Airport Property”), or the Hilton Costa Mesa (“Costa Mesa Property”).

“Instrument” shall mean collectively the following:

1. Deed of Trust, Security Agreement and Fixture Filing recorded in the
Official Records of Multnomah County, Oregon:  PH Hotel Partners, LP

2. Mortgage recorded in the
Official Records of Oakland County, Michigan:  AH Hotel Partners, LP

3. Mortgage and Security Agreement recorded in the
Official Records of Dade County, Florida:  HMA Hotel Partners, LP

4. Deed of Trust, Security Agreement and Fixture Filing recorded in the
Official Records of Orange County, California:  CM Hotel Partners, LP